EXHIBIT 10.20B




            Description of Stock Equivalent Grant

Under an arrangement with Textron, Stephen L. Key will be paid the cash equivalent of 40,000 (on a post-split basis) shares of Textron Common Stock following his retirement, provided he retires from Textron at or after age 65.